Exhibit 99.1

Contact:	Adriel Lares Vice President of Finance and Chief Financial Officer (510) 413-5999

3PAR Reports Financial Results for Second Quarter of Fiscal 2009

Fremont, Calif.—October 30, 2008—3PAR Inc. (NYSE Arca: PAR), a leading global provider of utility storage, today reported results for the second quarter of fiscal year 2009, which ended September 30, 2008. Revenue for the second quarter was $45.1 million, an increase of 61% compared to revenue of $28.0 million for the same period a year ago, and an increase of 5% compared to $43.0 million in the prior quarter, which ended June 30, 2008.

For the second quarter of fiscal 2009, GAAP net loss was $1.2 million, or ($0.02) per share compared to GAAP net loss of $2.4 million, or ($0.13) per share for the same period in the prior year. Non-GAAP net income, which excludes the impact of stock-based compensation expense, for the second quarter of fiscal 2009 was $520,000, or $0.01 per share, compared to non-GAAP net loss of $1.7 million, or ($0.09) per share for the same period in the prior year.

“We are pleased with our continuing performance as we approach the anniversary of our first year as a public company” said David Scott, Chief Executive Officer. “We believe that our ability to help customers achieve more with less with 3PAR Utility Storage positions us well to continue to take significant market share.”

Additional Second Quarter Fiscal 2009 Financial Information

3PAR reports operating income (loss), net income (loss), and earnings (loss) per share (EPS) on a GAAP and on a non-GAAP basis, which excludes the impact of stock-based compensation expense. The non-GAAP measures are described in greater detail below and are reconciled to the corresponding GAAP measures in the accompanying financial tables.

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GAAP operating loss for the second quarter of fiscal 2009 was $1.4 million, or 3% of revenue. This compares to GAAP operating income of $95,000 in the first quarter of fiscal 2009, or 0% of revenue. Non-GAAP operating income in the second quarter of fiscal 2009 was $291,000, or 1% of revenue. This compares to non-GAAP operating income of $1.4 million, or 3% of revenue, in the first quarter of fiscal 2009. GAAP net loss for the second quarter of fiscal 2009 was $1.2 million as compared to a GAAP net income of $678,000 in the first quarter of fiscal 2009. Non-GAAP net income in the second quarter of fiscal 2009 was $520,000, compared to $2.0 million in the first quarter of fiscal 2008.

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GAAP EPS for the second quarter of fiscal 2009 was ($0.02) on 60.6 million weighted average shares outstanding, compared to $0.01 in the first quarter of fiscal 2009 on 63.1 million diluted shares outstanding. Non-GAAP EPS in the second quarter of fiscal 2009 was $0.01 on 63.6 million diluted shares outstanding, compared to $0.03 in the first quarter of fiscal 2009.

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Non-GAAP operating income, non-GAAP net income, and non-GAAP EPS are computed net of stock-based compensation. In the second and first quarters of fiscal 2009, the charges related to stock-based compensation were $1.7 million and $1.3 million, respectively.

Reconciliations of Non-GAAP measures to GAAP operating loss, net loss, and EPS are included at the end of this release.

Webcast and Conference Call Information

To access the conference call by phone, please dial 866-356-4281, Passcode 77875924. International participants can dial 617-597-5395, Passcode 77875924. A live webcast of the conference call will also be accessible from the “Investors” section of 3PAR’s Website at www.3PAR.com. Following the webcast, an archived version will be available on the website for seven days. To hear the replay, parties in the United States and Canada should call 888-286-8010 and enter passcode 51937179. International parties can access the replay at +1-617-801-6888 and enter passcode 51937179.

About 3PAR Inc.

3PAR® (NYSE Arca: PAR) is a leading global provider of utility storage, a category of highly virtualized, tightly-clustered, and dynamically-tiered storage arrays built for utility computing. Organizations use utility computing to build cost-effective virtualized IT infrastructures for flexible workload consolidation. 3PAR Utility Storage gives customers an alternative to traditional arrays by delivering resilient infrastructure with increased agility at a lower total cost to meet their rapidly changing business needs. As a pioneer of thin provisioning—a green technology developed to address storage underutilization and inefficiencies—3PAR offers products designed to minimize power consumption and promote environmental responsibility. With 3PAR, customers have reduced the costs of allocated storage capacity, administration, and SAN infrastructure while increasing adaptability and resiliency. 3PAR Utility Storage is built to meet the demands of open systems consolidation, integrated data lifecycle management, and performance-intensive applications. For more information, visit the 3PAR Website at: www.3PAR.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning 3PAR’s financial performance, the effectiveness of our business strategies, market share opportunities and reception of our value proposition as well as demand for and adoption of our storage solution in our customer markets. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties, including the potential for slower than expected growth of the utility storage market or in customer adoption of 3PAR’s storage solutions, particularly in light of substantial uncertainty about macroeconomic trends in the United States and globally and their potential impact on information technology spending; the impact of competitive conditions; and those additional risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in 3PAR’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, which is on file with the SEC and is available on 3PAR’s investor relations website at ir.3PAR.com and on the SEC website at www.sec.gov. Additional information will also be contained in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 that will be filed with the SEC in November 2008.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP earnings (loss) per share (EPS). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Non-GAAP operating income (loss), net income (loss) and EPS. 3PAR defines non-GAAP operating income (loss) and net income (loss) as operating loss and net loss plus stock-based compensation expenses. 3PAR defines non-GAAP EPS as non-GAAP net income (loss) divided by the weighted average basic and diluted shares outstanding. 3PAR’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding 3PAR’s performance by excluding non-cash stock-based compensation expenses. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FAS 123R, 3PAR’s management believes that providing these non-GAAP financial measures allows investors to compare these results with those of other companies, as well as providing management with an important tool for financial and operational decision making and for evaluating 3PAR’s operating results (excluding the impact of these non-cash charges) over different periods of time.

There are a number of limitations related to the use of non-GAAP operating income (loss), net income (loss) and EPS versus operating loss, net loss and EPS calculated in accordance with GAAP. First, these non-GAAP financial measures exclude stock-based compensation expenses that are recurring. Stock-based expenses have been and will continue to be for the foreseeable future a significant recurring expense in 3PAR’s business. Second, stock-based awards are an important part of 3PAR’s employees’ compensation and impact their performance. Third, the components of the costs that 3PAR excludes in its calculation of non-GAAP net income (loss) may differ from the components that its peer companies exclude when they report their results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their most directly comparable financial measures calculated in accordance with GAAP. The accompanying tables have more details on these non-GAAP financial measures, including reconciliations between these financial measures and their most directly comparable GAAP equivalents.

A copy of this press release can be found on the “Investors” page of 3PAR’s Website at www.3PAR.com.

3PAR Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30, 2008	March 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$48,376	$97,585
Short-term investments	59,948	18,058
Accounts receivable, net	33,173	34,596
Inventory	26,081	18,057
Deferred cost	5,083	4,273
Prepaid and other current assets	2,051	2,077

Total current assets	174,712	174,646
Property and equipment, net	18,235	14,781
Deferred cost, non-current	—	251
Other non-current assets	131	156

Total assets	$193,078	$189,834

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit	$—	$4,000
Accounts payable	12,324	12,527
Accrued liabilities	15,904	16,671
Deferred revenue	30,588	26,051
Accrued warranty	3,453	3,371
Current portion of notes payable	—	883

Total current liabilities	62,269	63,503
Accrued warranty, non-current	2,840	2,813
Deferred revenue, non-current	5,915	5,945
Other long-term liabilities	1,143	1,173

Total liabilities	72,167	73,434

Stockholders’ equity	120,911	116,400

Total liabilities and stockholders’ equity	$193,078	$189,834

3PAR Inc.

Condensed Consolidated Statement of Operations

(On a GAAP basis)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2008	2007	2008	2007
Revenue:
Product	$41,427	$26,775	$81,351	$49,898
Support	3,720	1,206	6,749	1,891

Total revenue	45,147	27,981	88,100	51,789
Cost of revenue:
Product	14,551	9,126	28,572	17,236
Support	1,157	239	2,163	455

Total cost of revenue (1)	15,708	9,365	30,735	17,691

Gross profit	29,439	18,616	57,365	34,098
Operating expenses:
Research and development (1)	12,034	8,909	22,191	16,716
Sales and marketing (1)	15,078	9,936	29,379	20,393
General and administrative (1)	3,747	2,212	7,120	4,266

Total operating expenses	30,859	21,057	58,690	41,375

Loss from operations	(1,420)	(2,441)	(1,325)	(7,277)
Interest and other income, net	125	116	878	298

Loss before provision for income taxes	(1,295)	(2,325)	(447)	(6,979)
Income tax benefit (provision)	104	(38)	(66)	(68)

Net loss	$(1,191)	$(2,363)	$(513)	$(7,047)

Net income (loss) per common share, basic and diluted	$(0.02)	$(0.13)	$(0.01)	$(0.38)

Shares used to compute basic and diluted net loss per common share	60,608	18,534	60,421	18,431

(1) Includes stock-based compensation as follows:
Cost of revenues	66	36	114	79
Research and development	551	155	1,004	410
Sales and marketing	722	266	1,277	412
General and administrative	372	182	603	278

3PAR Inc.

Condensed Consolidated Statement of Operations

(GAAP to non-GAAP reconciliation)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2008	2007	2008	2007
GAAP operating loss	$(1,420)	$(2,441)	$(1,325)	$(7,277)
Plus:
Stock-based compensation	1,711	639	2,998	1,179

Non-GAAP operating income (loss)	$291	$(1,802)	$1,673	$(6,098)

GAAP net loss	$(1,191)	$(2,363)	$(513)	$(7,047)
Plus:
Stock-based compensation	1,711	639	2,998	1,179

Non-GAAP net income (loss)	$520	$(1,724)	$2,485	$(5,868)

GAAP net loss per common share	$(0.02)	$(0.13)	$(0.01)	$(0.38)
Plus:
Stock-based compensation	$0.03	$0.04	$0.05	$0.06

Non-GAAP net income (loss) per common share basic	$0.01	$(0.09)	$0.04	$(0.32)

Non-GAAP net income (loss) per common share diluted	$0.01	$(0.09)	$0.04	$(0.32)

Shares used in computing basic non-GAAP net income (loss) per common share	60,608	18,534	60,421	18,431

Shares used in computing diluted non-GAAP net income (loss) per common share	63,582	18,534	63,539	18,431